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                                [Letterhead]


February 23, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Amendment No. 1 on Form 8-K/A dated February 23, 1996, of Kelley Oil & Gas Partners, Ltd. and are in agreement with the statements contained in the first and fourth sentences and in the fifth sentence items
(i) and (ii). We have no basis to agree or disagree with other statements of the registrant contained therein.



                                       /s/ ERNST & YOUNG LLP
                                       -------------------------
                                       Ernst & Young LLP